UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2012

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2012, Jarden Corporation (the “Company”) entered into restricted stock agreements with each of Martin E. Franklin, Executive Chairman, Ian G.H. Ashken, Vice Chairman and Chief Financial Officer, and James E. Lillie, Chief Executive Officer. See Item 5.02 below, which is incorporated into this Item 1.01 by reference, for a description of such restricted stock agreements.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements for Certain Officers.

(e)

On January 3, 2012, each of Messrs. Franklin, Ashken and Lillie entered into restricted stock agreements, in satisfaction of the requirements of each of their respective employment agreements, pursuant to which the Company granted 300,000 shares of restricted stock (the “Franklin Performance Shares”) to Mr. Franklin (the “Franklin Agreement”), 135,000 shares of restricted stock (the “Ashken Performance Shares”) to Mr. Ashken (the “Ashken Agreement”), and 70,000 shares of restricted stock (the “Lillie Performance Shares”, and together with the Franklin Performance Shares and the Ashken Performance Shares, the “Performance Shares”) to Mr. Lillie (the “Lillie Agreement”, and together with the Franklin Agreement and the Ashken Agreement, the “Restricted Stock Agreements”). The Performance Shares were granted under the Company’s 2009 Stock Incentive Plan.

In accordance with the terms of the Restricted Stock Agreements, the restrictions on the Performance Shares will lapse on the earlier to occur of: (i) the last day of any five consecutive trading day period during which the average closing price of the Company’s common stock on the New York Stock Exchange (or such other securities exchange on which the Company’s common stock may then be traded) equals or exceeds thirty-two dollars and twenty-seven cents ($32.27), or (ii) the date there is a Change in Control of the Company (as defined in their respective employment agreements).

Except as otherwise provided in the respective employment agreements, in the event any of Messrs. Franklin’s, Ashken’s or Lillie’s employment is terminated by the Company or voluntarily by the respective executive, he will surrender all unvested Performance Shares issuable pursuant to the Restricted Stock Agreements.

Copies of the Franklin Agreement, the Ashken Agreement and the Lillie Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Restricted Stock Agreements is not intended to be complete and is qualified in its entirety by the complete text of the respective Restricted Stock Agreements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated January 3, 2012, between the Company and Martin E. Franklin.

10.2	Restricted Stock Agreement, dated January 3, 2012, between the Company and Ian G.H. Ashken.

10.3	Restricted Stock Agreement, dated January 3, 2012, between the Company and James E. Lillie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Restricted Stock Agreement, dated January 3, 2012, between the Company and Martin E. Franklin.

10.2	Restricted Stock Agreement, dated January 3, 2012, between the Company and Ian G.H. Ashken.

10.3	Restricted Stock Agreement, dated January 3, 2012, between the Company and James E. Lillie.